PRICING SUPPLEMENT NO. 67                                         Rule 424(b)(3)
DATED: August 10, 2001                                        File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $100,000,000  Floating Rate Notes [x]   Book Entry Notes   [x]

Original Issue Date: 8/15/2001  Fixed Rate Notes [ ]      Certificated Notes [ ]

Maturity Date: 2/17/2004        CUSIP#: 073928VA8

Option to Extend Maturity:

                                No   [x]
                                Yes  [ ]   Final Maturity Date:


                                             Optional         Optional
                       Redemption            Repayment        Repayment
  Redeemable On         Price(s)              Date(s)          Price(s)
  -------------      --------------       -------------      -----------
       N/A                 N/A                 N/A               N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate:  N/A

[ ]     Commercial Paper Rate                 Minimum Interest Rate:  N/A

[ ]     Federal Funds Rate                    Interest Reset Date(s):  *

[ ]     Treasury Rate                         Interest Reset Period: Quarterly

[ ]     LIBOR Reuters                         Interest Payment Date(s):  **

[ x ]   LIBOR Telerate

[ ]     Prime Rate

[ ]     CMT Rate

Initial Interest Rate: 3.87%                  Interest Payment Period: Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  + 0.30%

*    On the 16th of each August, November, February and May prior to Maturity.

**   11/16/01, 2/16/02, 5/16/02, 8/16/02, 11/16/02, 2/16/03, 5/16/03, 8/16/03,
     11/16/03 and 2/17/04

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.